FIRST AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of January 26, 2018, between SILICON VALLEY BANK, a California corporation with a loan production office located at 387 Park Avenue South, 2nd Floor, New York, New York 10016 (“Bank”), and (b) TELARIA, INC. (f/k/a Tremor Video, Inc.), a Delaware corporation, with its chief executive office located at 1501 Broadway, Suite 801, New York, New York 10036 (the “Borrower”).
RECITALS
A.    Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of January 27, 2017 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to (a) extend the Revolving Line Maturity Date and (b) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 2.1.1 (Revolving Advances). Subsection (a) of Section 2.1.1 is deleted in its entirety and replaced with the following:
“    (a)    Subject to the terms and conditions of this Agreement and to the deduction of Reserves, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.”

2.2    Section 2.2 (Overadvances). Section 2.2 is amended by deleting the reference to “the Default Rate” therein and inserting in lieu thereof “a per annum rate equal to the rate that is otherwise applicable to Advances plus four percent (4.0%)”.
2.3    Section 3.2 (Conditions Precedent to all Credit Extensions). Subsections (a) and (b) of Section 3.2 are deleted in their entirety and replaced with the following:
“    (a)    timely receipt of the Credit Extension request and any materials and documents required by Section 3.4;
(b)    the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the proposed Credit Extension and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and”
2.4    Section 3.4 (Procedures for Borrowing). Section 3.4 is deleted in its entirety and replaced with the following:

“    3.4    Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance (other than Advances under Sections 2.1.2 or 2.1.4) set forth in this Agreement, to obtain an Advance, Borrower (via an individual duly authorized by an Administrator) shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 p.m. Eastern time on the Funding Date of the Advance. Such notice shall be made by Borrower through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request Advances. In connection with any such notification, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may reasonably request. Bank shall credit proceeds of an Advance to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from an Authorized Signer or without instructions if the Advances are necessary to meet Obligations which have become due.”

2.5    Section 5.3 (Accounts Receivable). Section 5.3 is hereby deleted in its entirety and replaced with the following:

“    5.3    Accounts Receivable.

(a)    For each Account with respect to which Advances are requested, on the date each Advance is requested and made, such Account shall be an Eligible Account.
(b)    For any Eligible Account included in any current Borrowing Base Report, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Borrowing Base Report. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.”
2.6    Section 6.2 (Financial Statements, Reports, Certificates). Subsections (a) and (b) of Section 6.2 are hereby deleted in their entirety and replaced with the following:

“    (a)     Accounts Receivable and Accounts Payable Reports. Within thirty (30) days after the last day of each month, aged listings of accounts receivable and accounts payable (by invoice date) and a detailed Account Debtor listing;
(b)     Borrowing Base Reports. Within thirty (30) days after the end of each month, a Borrowing Base Report (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Accounts);”
2.7    Section 6.6 (Accounts). Subsection (c) of Section 6.6 is hereby deleted in its entirety and replaced with the following:
“    (c)    Intentionally omitted.”

2.8    Section 6.7 (Financial Covenants). Subsection (b) of Section 6.7 is hereby deleted in its entirety and replaced with the following:

“    (b)    Adjusted EBITDA. Maintain at all times, to be tested as of the last day of each calendar quarter, Adjusted EBITDA for the following periods of at least: (i) negative Seven Million Five Hundred Thousand Dollars
(-$7,500,000.00) for the twelve (12) month period ending December 31, 2016; (ii) negative Six Million Five Hundred Thousand Dollars (-$6,500,000.00) for the twelve (12) month period ending March 31, 2017; (iii) negative Six Million Dollars (-$6,000,000.00) for the twelve (12) month period ending June 30, 2017; (iv) Zero Dollars ($0.00) for the three (3) month period ending December 31, 2017; (v) (-$1,000,000.00) for the six (6) month period ending March 31, 2018; and (vi) Zero Dollars ($0.00) for the nine (9) month period ending June 30, 2018 and the twelve (12) month periods ending September 30, 2018 and December 31, 2018.

With respect to any period ending after December 31, 2018, Bank will propose the Adjusted EBITDA covenant levels for any such period in its reasonable discretion based upon, among other factors, budgets, sales projections, operating plans and other financial information with respect to Borrower that Bank deems relevant, including, without limitation, Borrower’s annual financial projections approved by the Board.  With respect thereto, Borrower’s failure to agree in writing (which agreement shall be set forth in a written amendment to this Agreement) on or before February 28, 2019 to any covenant levels proposed by Bank in its reasonable discretion with respect to the 2019 calendar year shall result in an immediate Event of Default for which there shall be no grace or cure period.”

2.9    Section 6.14 (Accounts Receivable), Section 6.15 (Remittance of Proceeds) and Section 6.16 (Online Banking). Sections 6.14, 6.15 and 6.16 are hereby inserted immediately following Section 6.13:
“    6.14    Accounts Receivable.
(a)    Schedules and Documents Relating to Accounts. Borrower shall deliver to Bank transaction reports and schedules of collections, as provided in Section 6.2, on such forms as are reasonably acceptable to Bank; provided, however, that Borrower’s failure to execute and deliver the same shall not affect or limit Bank’s Lien and other rights in all of Borrower’s Accounts, nor shall Bank’s failure to advance or lend against a specific Account affect or limit Bank’s Lien and other rights therein. If requested by Bank, Borrower shall furnish Bank with copies (or, at Bank’s reasonable request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts. In addition, Borrower shall deliver to Bank, on its reasonable request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary indorsements, and copies of all credit memos.
(b)    Disputes. Borrower shall promptly notify Bank of all disputes or claims relating to Accounts which are included as Eligible Accounts in the most recent Borrowing Base Report in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate existing at any time. Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Bank in the regular reports provided to Bank; (ii) no Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, the total outstanding Advances will not exceed the lesser of the Revolving Line or the Borrowing Base.
(c)    Collection of Accounts. Borrower shall direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account, or such other “blocked account” as specified by Bank, provided that payments by check may be delivered or transmitted via electronic deposit capture into a “blocked account” as specified by Bank (either such account, the “Cash Collateral Account”). Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account. Subject to Bank’s right to maintain a reserve pursuant to Section 6.14(d), so long as no Event of Default is continuing, all amounts received in the Cash Collateral Account shall be transferred on a daily basis to Borrower’s operating account with Bank. Borrower hereby authorizes Bank to transfer to the Cash Collateral Account any amounts that Bank reasonably determines are proceeds of the Accounts (provided that Bank is under no obligation to do so and this allowance shall in no event relieve Borrower of its obligations hereunder).
(d)    Reserves. Notwithstanding any terms in this Agreement to the contrary, at times when an Event of Default is continuing, Bank may hold any proceeds of the Accounts and any amounts in the Cash Collateral Account (including amounts otherwise required to be transferred to Borrower’s operating account with Bank) as a reserve to be applied to any Obligations regardless of whether such Obligations are then due and payable.
(e)    Verifications; Confirmations; Credit Quality; Notifications. Bank may, from time to time, (i) verify and confirm directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Bank or such other name as Bank may choose, and notify any Account Debtor of Bank’s security interest in such Account and/or (ii) conduct a credit check of any Account Debtor to approve any such Account Debtor’s credit. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Bank will notify and consult with Borrower prior to making any direct contact with an Account Debtor.
(f)    No Liability. Bank shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Bank be deemed to be responsible for any of Borrower’s obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Bank from liability for its own gross negligence or willful misconduct.”
6.15    Remittance of Proceeds. Except as otherwise provided in Section 6.14(c), and except with respect to Transfers pursuant to subsections (a) and (g) of Section 7.1, deliver, in kind, all proceeds arising from the disposition of any Collateral to Bank in the original form in which received by Borrower not later than three (3) Business Days after receipt by Borrower, to be applied to the Obligations; provided that, if no Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Bank the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm’s length transaction for an aggregate purchase price of Twenty Five Thousand Dollars ($25,000.00) or less (for all such transactions in any fiscal year). Borrower agrees that it will not commingle proceeds of Collateral required to be delivered to Bank hereunder with any of Borrower’s other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Bank. Nothing in this Section 6.15 limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

6.16    Online Banking.
(a)    Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 6.2 of this Agreement).

(b)    Comply with the terms of the “Banking Terms and Conditions” and ensure that all persons utilizing the online banking platform are duly authorized to do so by an Administrator. Bank shall be entitled to assume the authenticity, accuracy and completeness on any information, instruction or request for a Credit Extension submitted via the online banking platform and to further assume that any submissions or requests made via the online banking platform have been duly authorized by an Administrator.”

2.10    Subsections (i), (l) and (m) in Section 7.3 are hereby deleted in their entirety and replaced with the following:
“    (i)     immediately after giving effect to such purchase or acquisition, Borrower and its Subsidiaries shall have an Adjusted Quick Ratio of at least 1.50 to 1.0, based upon financial statements delivered to the Bank at least five (5) Business Days prior to such purchase or acquisition which give effect, on a pro forma basis, to such purchase or acquisition;”

“    (l)     immediately after giving effect to such purchase or acquisition, the unrestricted and unencumbered cash and Cash Equivalents maintained by Borrower and its Subsidiaries with Bank and Bank’s Affiliates is equal to or greater than Ten Million Dollars ($10,000,000.00);”

“    (m)     such purchase or acquisition and the company or assets being acquired are accretive in all material respects;”

2.11    Section 8.2 (Covenant Default). Subsection (a) of Section 8.2 is hereby deleted in its entirety and replaced with the following:

“    (a)    Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.7, 6.8(b), 6.10, 6.12, 6.13, 6.14(c) or 6.16 or violates any covenant in Section 7; or”

2.12    Section 9.2 (Power of Attorney). Section 9.2 is deleted in its entirety and replaced with the following:
“    9.2    Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable following the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses); (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and the Loan Documents have been terminated. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and the Loan Documents have been terminated.”

2.13    Section 13 (Definitions). The defined terms “Borrowing Base Certificate”, “Borrowing Base Reports” and “Payment/Advance Form” and their corresponding definitions appearing in Section 13.1 are hereby deleted in their entirety.
2.14    Section 13.1 (Definitions). The following defined terms and their definitions set forth in Section 13.1 are hereby deleted in their entirety and replaced with the following:

“    “Adjusted EBITDA” for any period shall mean, as calculated on a consolidated basis with respect to Borrower and its Subsidiaries the sum, without duplication, of the amounts for such period of, (a) Net Income, plus (b) to the extent deducted in the calculation of Net Income, (i) Interest Expense, (ii) income tax expense, (iii) depreciation expense and amortization expense, (iv) non-cash stock-based compensation expenses, (v) earn-out payments in connection with Borrower’s acquisition of The Video Network Pty Ltd. in an aggregate amount not to exceed Three Million Six Hundred Thousand Dollars ($3,600,000.00) in the aggregate in any twelve (12) month period, (vi) executive severance, (vii) restructuring costs relating to subletting Borrower’s location at 1501 Broadway, New York, New York in an aggregate amount not to exceed Three Million Five Hundred Thousand Dollars ($3,500,000.00) and (viii) without duplication of (i) through (vii) above, other add-backs approved by Bank on a case-by-case basis in its sole discretion.”
“    “Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members. For purposes of the definition of Eligible Accounts but not for any other provision of this Agreement, Affiliate shall include a Specified Affiliate.”
“    “Borrowing Base” is eighty percent (80.0%) of Eligible Accounts, as reasonably determined by Bank from Borrower’s most recent Borrowing Base

Report (and as may subsequently be updated by Bank based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Report); provided, however, that Bank has the right to decrease the foregoing percentage in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.”
“    “Revolving Line” is an aggregate principal amount equal to Twenty Five Million Dollars ($25,000,000.00).”
“    “Revolving Line Maturity Date” is January 26, 2020.”

2.15    Section 13.1 (Definitions). The preamble in the definition of “Eligible Accounts” set forth in Section 13.1 is hereby deleted in its entirety and replaced with the following:

“    “Eligible Accounts” means Accounts owing to Borrower which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3, that have been, at the option of Bank, confirmed in accordance with Section 6.14(e) of this Agreement, and are due and owing from Account Debtors deemed creditworthy by Bank in its good faith business judgment. Bank reserves the right at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Unless Bank otherwise agrees in writing, Eligible Accounts shall not include:”

2.16    Section 13.1 (Definitions). Subsections (a), (e), (q) and (t) in the definition of “Eligible Accounts” set forth in Section 13.1 are hereby deleted in their entirety and replaced with the following:
“    (a)    Accounts (i) for which the Account Debtor is Borrower’s Affiliate, officer, employee, investor, or agent, or (ii) that are intercompany Accounts;”

“    (e)    Accounts owing from an Account Debtor (i) which does not have its principal place of business in the United States, Australia, Canada, France, Germany, Italy, Japan, New Zealand or the United Kingdom or (ii) whose billing address (as set forth in the applicable invoice for such Account) is not in the United States, Australia, Canada, France, Germany, Italy, Japan, New Zealand or the United Kingdom;”

“    (q)    Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond one hundred twenty (120) days (including Accounts with a due date that is more than one hundred twenty (120) days from invoice date);”

“    (t)    Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding (whether voluntary or involuntary), or becomes insolvent, or goes out of business;”

2.17    Section 13.1 (Definitions). The definition of “Eligible Accounts” in Section 13.1 is hereby amended by deleting “.” where it appears at the end thereof and inserting in lieu thereof “; and”, and then inserting the following:

“    (x)    Accounts in which Bank does not have a first priority, perfected security interest under all applicable laws;

(y)    Accounts with or in respect of accruals for marketing allowances, incentive rebates, price protection, cooperative advertising and other similar marketing credits, unless otherwise approved by Bank in writing;

(z)    Accounts with customer deposits and/or with respect to which Borrower has received an upfront payment, to the extent of such customer deposit and/or upfront payment; and

(aa)    Accounts billed and/or payable in a Currency other than Dollars.”

2.18    Section 13 (Definitions). The following new defined terms are hereby inserted alphabetically in Section 13.1:
“    “Administrator” is an individual that is named:

(a)     as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in the “Banking Terms and Conditions”) on behalf of Borrower; and

(b)     as an Authorized Signer of Borrower in an approval by the Board.”

“    “Borrowing Base Report” is that certain report of the value of certain Collateral in the form specified by Bank to Borrower from time to time.”

“    “Cash Collateral Account” is defined in Section 6.14(c).”

“    “Currency” is coined money and such other banknotes or other paper money as are authorized by law and circulate as a medium of exchange.”

“    “Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise in its good faith business judgment,

reducing the amount of Advances and other financial accommodations which would otherwise be available to Borrower (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in its good faith business judgment, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower or any Guarantor, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank's reasonable belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.”

“    “Specified Affiliate” is any Person (a) more than ten percent (10.0%) of whose aggregate issued and outstanding equity or ownership securities or interests, voting, non-voting or both, are owned or held directly or indirectly, beneficially or of record, by Borrower, and/or (ii) whose equity or ownership securities or interests representing more than ten percent (10.0%) of such Person’s total outstanding combined voting power are owned or held directly or indirectly, beneficially or of record, by Borrower.”

2.19    Exhibit B (Borrowing Base Certificate). The Borrowing Base Certificate (as defined in the Loan Agreement until the date of this Amendment) appearing as Exhibit B to the Loan Agreement is deleted in its entirety and replaced with the following: “Exhibit B – Intentionally Omitted”.
2.20    Exhibit C (Compliance Certificate). The Compliance Certificate appearing as Exhibit C to the Loan Agreement is deleted in its entirety and replaced with the Compliance Certificate attached as Schedule 1 hereto.
2.21    Exhibit D (Payment/Advance Form). The Payment/Advance Form (as defined in the Loan Agreement until the date of this Amendment) appearing as Exhibit D to the Loan Agreement is deleted in its entirety and replaced with the following: “Exhibit D – Intentionally Omitted”.
3.    Post-Closing Condition. Borrower hereby acknowledges and agrees that Borrower will deliver to Bank, on or before the date that is thirty (30) days from the date of this Amendment, in form and substance reasonably satisfactory to Bank, a certificate of good standing/foreign qualification from the State of Michigan dated as of a date no earlier than thirty (30) days prior to the date on which such certificate is delivered to Bank. Borrower acknowledges and agrees that the failure of Borrower to satisfy any requirements set forth in the immediately preceding sentence within thirty (30) days from the date of this Amendment shall result in an immediate Event of Default under the Loan Agreement for which there shall be no grace or cure period.

4.    Limitation of Amendments.
4.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
4.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
5.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
5.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date and except as reflected on the updated Perfection Certificate delivered in connection with this Amendment), and (b) no Event of Default has occurred and is continuing;
5.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
5.3    The organizational documents of Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
5.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized; and
5.5    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
6.    Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of January 26, 2018, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in said Perfection Certificate have not changed, as of the date hereof. Borrower hereby acknowledges and agrees that all references in the Loan Agreement to the Perfection Certificate shall mean the Perfection Certificate as described in this paragraph.

7.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
8.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
9.    Effectiveness and Payment of Fees and Expenses. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of the Initial Installment (as defined below). Borrower shall pay to Bank a fully-earned, non-refundable amendment fee in an amount equal to Seventy Thousand Dollars ($70,000.00), which fee shall be deemed fully earned on the date of this Amendment and shall be due and payable as follows: (i) Thirty Five Thousand Dollars ($35,000.00) on the date of this Amendment (the “Initial Installment”) and (ii) Thirty Five Thousand Dollars ($35,000.00) on the earliest to occur of (A) the date that is one (1) year from the date of this Amendment, (B) the occurrence of an Event of Default, or (C) the termination of the Loan Agreement. In addition, Borrower shall pay Bank’s legal fees and expenses incurred in connection with this Amendment.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

Schedule 1

EXHIBIT C
COMPLIANCE CERTIFICATE

Date:

TO:    SILICON VALLEY BANK
FROM: TELARIA, INC.
The undersigned authorized officer of TELARIA, INC. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”):
(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.
Attached are the required documents as appropriate supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statements (Audited)	FYE within 120 days	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Report, A/R & A/P Agings and Account Debtor listing	Monthly within 30 days	Yes No
Board-approved Projections	Earlier of FYE within 45 days or 10 days of Board approval, and within 10 days of updates/amendments	Yes No
Stock Repurchase Reports	First Business Day of each month	Yes No

Financial Covenants	Required	Actual	Complies

Maintain at all times:
Adjusted Quick Ratio (at all times) (tested monthly)	> 1.20:1.0	_____:1.0	Yes No
Adjusted EBITDA (tested quarterly)	> _______*	$ _______	Yes No

* As set forth in Section 6.9(b) of the Agreement

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The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)
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TELARIA, INC. By: Name: Title:
BANK USE ONLY

Received by: _____________________
AUTHORIZED SIGNER
Date: _________________________

Verified: ________________________
AUTHORIZED SIGNER
Date: _________________________

Compliance Status: Yes No

Schedule 1 to Compliance Certificate
Financial Covenant of Borrower
In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.
Dated:    ____________________

NOTE – All calculations below are on a consolidated basis with respect to Borrower and its Subsidiaries.
I.    Adjusted Quick Ratio (at all times) (tested monthly) (Section 6.9(a))

Required:    1.20:1.00

Actual:

A.	Aggregate value of the unrestricted cash and cash equivalents of Borrower and its Subsidiaries maintained at Bank and Bank’s Affiliates	$
B.	Aggregate value of net billed accounts receivable of Borrower and its Subsidiaries	$
C.	Quick Assets (sum of lines A and B)	$
D.	Aggregate value of Obligations to Bank	$
E.
Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s and its Subsidiaries’ consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line D above, that matures within one (1) year
$
F.	Current Liabilities (the sum of lines D and E)	$
G.	Aggregate value of the current portion of amounts received or invoiced by Borrower and/or its Subsidiaries in advance of performance under contracts and not yet recognized as revenue	$
H.	Line F minus line G	$
I.	Adjusted Quick Ratio (line C divided by line H)
Is line I equal to or greater than 1.20:1:00?

  No, not in compliance                      Yes, in compliance

II.    Adjusted EBITDA (tested quarterly) (Section 6.9(b))

Required: $_________________*

*As set forth in Section 6.9(b) of the Agreement.

Actual:     $_________________

A.	Net Income	$___________
B.	To the extent included in the determination of Net Income
	1. Interest Expense	$__________
	2. Income Tax Expense	$__________
	3. Depreciation	$__________
	4. Amortization	$__________
	5. Non-cash stock-based compensation expense	$__________
	6. Earn-out payments in connection with Borrower’s acquisition of The Video Network Pty Ltd. in an aggregate amount not to exceed $3,600,000 in the aggregate in any 12-month period	$__________
	7. Executive severance	$__________
	8. Restructuring costs relating to subletting Borrower’s location at 1501 Broadway, New York, New York in an aggregate amount not to exceed $3,500,000	$__________
	9. Other add-backs approved by Bank	$__________
	10. The sum of lines 1 through 9	$__________
C.	Adjusted EBITDA (line A plus lines B.10)	$__________

Is line C equal to or greater than the required amount set forth above?

  No, not in compliance                      Yes, in compliance

2191034.6

Silicon Valley Bank

A Member of SVB Financial Group

SECRETARY'S CORPORATE BORROWING CERTIFICATE

BORROWER: TELARIA, INC.
BANK: SILICON VALLEY BANK

DATE: January 26, 2018

I hereby certify as follows, as of the date set forth above:

1. I am the Secretary of Borrower.

2. Borrower's exact legal name is set forth above. Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Delaware.

3. Except as set forth on **Exhibit A**, the Amended and Restated Certificate of Incorporation delivered by Borrower to Bank in connection with the Amended and Restated Loan and Security Agreement dated as of January 27, 2017 has not been amended, annulled, rescinded, revoked or supplemented, and remains in full force and effect as of the date hereof.

4. Except as set forth on **Exhibit B**, the Amended and Restated By-Laws delivered by Borrower to Bank in connection with the Amended and Restated Loan and Security Agreement dated as of January 27, 2017 have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

5. The persons named below are now and have been duly qualified and acting officers of Borrower, duly elected to the office as set forth opposite their respective names and the signatures set forth opposite their respective names and offices are their respective genuine signatures:

Name	Title	Signature
MARK ZAGORSKI	CEO	[signature]
JOHN REGO	CFO	[signature]

6. The following resolutions were duly and validly adopted by Borrower's Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation of same from Borrower.

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BE IT RESOLVED, that any one (1) of the above named officers or employees of Borrower, acting for and on behalf of Borrower, are authorized and empowered:

Borrow Money. To borrow from time to time from Silicon Valley Bank ("Bank"), on such terms as may be agreed upon between the officers of Borrower and Bank, such sum or sums of money as in their judgment should be borrowed.

Execute Loan Documents. To execute and deliver to Bank the loan documents of Borrower at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of Borrower to Bank, and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the loan documents, or any portion of the loan documents.

Grant Security. To grant a security interest to Bank in any of Borrower's assets, which security interest shall secure all of Borrower's obligations to Bank.

Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to Borrower or in which Borrower may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of Borrower with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Letters of Credit. To execute letter of credit applications and other related documents pertaining to Bank's issuance of letters of credit.

Foreign Exchange Contracts. To execute and deliver foreign exchange contracts, either spot or forward, from time to time, in such amount as, in the judgment of the officer or officers herein authorized.

Issue Warrants. To issue warrants to purchase Borrower's capital stock, for such class, series and number, and on such terms, as an officer of Borrower shall deem appropriate. Upon such issuance the requisite number of shares of Borrower's capital stock will be automatically reserved for the exercise of such warrants to purchase stock.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements, including agreements waiving the right to a trial by jury, as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these resolutions shall remain in full force and effect and Bank may rely on these resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of Borrower's agreements or commitments in effect at the time notice is given.

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IN WITNESS WHEREOF, I have executed this Secretary's Corporate Borrowing Certificate on behalf of Borrower in my capacity as Secretary as of the 26th day of January, 2018

CERTIFIED TO AND ATTESTED BY:

By: [signature]
Name: AARON SALTZ
Title: Secretary

If the Secretary executing above is designated by the resolutions set forth above as one of the authorized signing officers, this Secretary's Corporate Borrowing Certificate must also be signed by a second authorized officer or director of Borrower.

I, the ______________ [print title] of Borrower, hereby certify as to paragraphs 1 through 6 above, as of the date set forth above.

By: ______________
Name: ______________
Title: ______________

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